CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8) listed below of our report dated August 28, 1996, with respect to the consolidated financial statements of America Online, Inc., included in the Annual Report (Form 10-K) for the year ended June 30, 1996.

1)   No. 33-46607            8)   No. 33-91050
2)   No. 33-48447            9)   No. 33-94000
3)   No. 33-78066           10)   No. 33-94004
4)   No. 33-86392           11)   No. 333-00416
5)   No. 33-86394           12)   No. 333-02460
6)   No. 33-86396           13)   No. 333-07163
7)   No. 33-90174           14)   No. 333-07603

                                   ERNST & YOUNG LLP

Vienna, Virginia
September 27, 1996